UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2004

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(c) Election of Directors

On September 30, 2004, the board of directors of SAFLINK Corporation voted to increase the size of the board of directors from seven members to nine members. To fill one of the vacancies created by such increase, the board of directors, upon the recommendation of the board’s nominating and corporate governance committee, voted to elect Lincoln D. Faurer as a new director to serve until the 2005 annual meeting of the stockholders of SAFLINK and until his successor is elected and qualified. Mr. Faurer was also appointed to serve as a member of the audit committee of the board of directors.

Mr. Faurer has more than 15 years of experience in building and operating companies in the government contracting industry and was director of the National Security Agency from 1981 to 1985. Since 1992, Mr. Faurer has been the president of LDF Inc., which provides consulting services on command, control, communications, computing and intelligence (C4I) matters. In addition to being a retired Air Force officer, Mr. Faurer has held senior positions with various intelligence organizations including Defense Intelligence Agency, NATO Military Committee, HQS U.S. European Command and HQS U.S. Southern Command. Mr. Faurer serves as a director of Analex Corporation, Alphatech, Inc., and TSI TelSys Corporation and also serves on the advisory board of ManTech Aegis Research Corporation, a subsidiary of ManTech International Corporation.

In accordance with SAFLINK’s compensation policy for non-employee directors, SAFLINK granted a non-statutory option to purchase 36,667 shares of its common stock under SAFLINK’s 2000 stock incentive plan to Mr. Faurer. The option has an exercise price of $2.58 per share, which represents the last sale price per share of SAFLINK’s common stock as reported on the Nasdaq SmallCap Market on September 29, 2004, the last trading day prior to the date of grant. The option has a ten-year term and becomes exercisable in eleven equal monthly installments following the date of grant if Mr. Faurer is still serving as a director at such time. The option would become immediately exercisable in the event of a change in control of SAFLINK and is exercisable for a period of twelve months following termination of service.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2004, the board of directors of SAFLINK Corporation voted to amend Article 2, Section 2.2 of the bylaws of SAFLINK to increase the size of the board of directors to be between five members and nine members. The previous provision provided that the number of directors was to be between four members and seven members. The amendment was effective as of September 30, 2004, and reads in full as follows:

“2.2 Number and Term of Office. The number of directors shall be between five (5) and nine (9), the specific number to be set by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.”

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release dated October 5, 2004, announcing the election of Lincoln D. Faurer as a member of the board of directors of SAFLINK Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: October 6, 2004	By:	/s/ Jon C. Engman
	Name:	Jon C. Engman
	Title:	Chief Financial Officer

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